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                                                                     EXHIBIT 21


                             SUBSIDIARIES OF THE REGISTRANT


PARENT
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Heartland Bancshares, Inc.



                                           PERCENTAGE                STATE OF
SUBSIDIARIES                                 OWNED                INCORPORATION
------------                               ----------             -------------

Heartland National Bank                       100%                United States

SUBSIDIARIES OF HEARTLAND NATIONAL BANK
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Herrin First Service Corporation              100%                     Illinois